Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 22, 2012 (this “Amendment”), is entered into among WILLIAMS-SONOMA, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of September 23, 2010 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.      Amendments.

(a)      The definition of “Domestic Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

  “Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States, other than any such Subsidiary substantially all of the assets of which consist of stock of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

(b)      The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

  “Maturity Date” means June 22, 2017; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(c)      Section 4.2 of the Credit Agreement is hereby amended to read as follows:

  Section 4.2      Determinations of Margins and Facility Fee Rate. From June 22, 2012 to the first Margin Adjustment Date, the margins identified in Section 4.1 shall be as follows: (a) the margin of interest payable with respect to Base Rate Loans (the “Base Rate Margin”) shall be 0.000%; (b) the margin of interest payable with respect to Libor Loans (the “Libor Rate Margin”) shall be 1.000%; and (c) the margin of interest payable with respect to IBOR Loans (the “IBOR Rate Margin”) shall be 1.000%. From June 22, 2012 until the first Margin Adjustment Date, the percentage used to determine fees payable under Section 4.6 (the “Facility Fee Rate”) shall be 0.125%. Upon delivery of the certificate required pursuant to Section 10.1(c) after the end of each Fiscal Quarter commencing with such certificate delivered for the Fiscal Quarter ending July 29, 2012, the Facility Fee Rate, the Base Rate Margin, the Libor Rate Margin and the IBOR Rate Margin shall automatically be adjusted to the fee or rate, as applicable, corresponding to the Leverage Ratio (determined for the preceding twelve (12) Fiscal Periods then ending) of the Borrower set forth in the following table, such automatic adjustment to take effect as of the first day of the calendar month following the date on which such certificate is delivered (the “Margin Adjustment Date”).

LEVERAGE RATIO	FACILITY FEE RATE	LIBOR RATE MARGIN	IBOR RATE MARGIN	BASE RATE MARGIN
Greater than or equal to 3.00 to 1.00	0.225%	1.775%	1.775%	0.775%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.175%	1.325%	1.325%	0.325%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.150%	1.100%	1.100%	0.100%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.125%	1.000%	1.000%	0.000%
Less than 1.50 to 1.00	0.100%	0.900%	0.900%	0.000%

If the Borrower fails to deliver such certificate with respect to any Fiscal Quarter which sets forth the Leverage Ratio within the period of time required by Section 10.1(c): (x) each of the Libor Rate Margin and the IBOR Rate Margin (each for Interest Periods commencing after the applicable Margin Adjustment Date) shall automatically be adjusted to 1.775% per annum; (y) the Base Rate Margin shall be automatically adjusted to 0.775% per annum; and (z) the Facility Fee Rate shall automatically be adjusted to 0.225% per annum. The automatic adjustments provided for in the preceding sentence shall take effect as of the date on which the referenced certificate is due and shall remain in effect until otherwise adjusted on the date such certificate is actually received in accordance herewith.

2.      Joinder of Rejuvenation Inc.

(a)      Rejuvenation Inc., an Oregon corporation (the “New Subsidiary”) hereby assumes all the obligations of a “Guarantor” under the Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the Guaranty Agreement as if it had been a signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Subsidiary irrevocably and unconditionally guarantees to the Agent and the other holders of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement. Without limiting the generality of the foregoing terms of this paragraph 2(a), the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each holder of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) and the Agent, as provided in the Guaranty Agreement, the prompt payment of the

Guaranteed Indebtedness (as defined in the Guaranty Agreement) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

(b)      This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New Subsidiary enforceable against the New Subsidiary. The New Subsidiary hereby waives notice of the Agent’s or any Lender’s acceptance of this Agreement.

3.      Effectiveness; Conditions Precedent.      This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)      Execution of Counterparts of Amendment.      The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, each of the Guarantors, the Agent and the Lenders.

(b)      Opinions of Counsel.      The Agent shall have received satisfactory opinions of legal counsel to the Borrower and the Guarantors as to such matters as the Agent may request.

(c)      Organization Documents, Resolutions, Etc.      The Agent shall have received the following, in form and substance satisfactory to the Agent, for each of the Borrower and the Guarantors:

(i)      the certificate of incorporation, certificate of formation, certificate of limited partnership or other similar document certified by the Secretary of State of the state of its incorporation, formation or organization and dated a current date (or, in lieu thereof, a certification from the Secretary of such Person that such document has not changed from a certified copy thereof previously delivered to the Agent);

(ii)      the bylaws, operating agreement; partnership agreement or similar agreement certified by its Secretary or an Assistant Secretary (or, in lieu thereof, a certification from the Secretary of such Person that such document has not changed from a certified copy thereof previously delivered to the Agent);

(iii)      resolutions of its board of directors (or similar governing body) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery and performance of this Amendment;

(iv)      a certificate of incumbency certified by the Secretary or an Assistant Secretary certifying the names of its officers who are authorized to sign this Amendment (including the certificates contemplated herein) together with specimen signatures of each such officer; and

(v)      certificates (dated within thirty (30) days of the Closing Date) of the appropriate Governmental Authorities of the state of incorporation, formation or organization as to its existence and, to the extent applicable, good standing.

(d)      Fees.      The Borrower shall have paid (i) to the Agent, for the account of each Lender, all agreed upfront fees due and payable to such Lender on the date hereof and (ii) to the Agent and the Arranger, all fees due and payable to the Agent and the Arranger on the date hereof.

4.      Expenses.      The Borrower agrees to reimburse the Agent for all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.      Ratification of Credit Agreement.      The Borrower and each Guarantor acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

6.       Authority/Enforceability.      The Borrower and each Guarantor represents and warrants as follows:

(a)      It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)      This Amendment has been duly executed and delivered by such Person and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

(c)      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)      The execution and delivery of this Amendment does not (i) contravene the terms of its articles of incorporation, bylaws or other organizational documents (as applicable) or (ii) violate any applicable law, rule or regulation.

7.      Representations and Warranties of the Borrower.      The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

8.      Counterparts/Telecopy.      This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

9.      GOVERNING LAW.      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

10.      Successors and Assigns.      This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      Headings.      The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

12.      Severability.      If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	WILLIAMS-SONOMA, INC.,
a Delaware corporation

	By:	/s/ Julie P. Whalen
Name: Julie P. Whalen
Title: Acting Chief Financial Officer

GUARANTORS:

WILLIAMS-SONOMA STORES, INC.
WILLIAMS-SONOMA DIRECT, INC.
WILLIAMS-SONOMA RETAIL SERVICES, INC.
WILLIAMS-SONOMA DTC, INC.
WILLIAMS-SONOMA GIFT MANAGEMENT, INC.
SUTTER STREET MANUFACTURING, INC.
WILLIAMS-SONOMA ADVERTISING, INC.
WILLIAMS-SONOMA DTC TEXAS, INC.
REJUVENATION INC.

	By:	/s/ Julie P. Whalen
Name: Julie P. Whalen
Title: Acting Chief Financial Officer

WILLIAMS-SONOMA, INC.

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:	BANK OF AMERICA, N.A.,
as Agent

	By:	/s/ Tiffany Shin
Name: Tiffany Shin
Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Brandon J. Kirkbride
Name: Brandon J. Kirkbride
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Lacy Houstoun
Name: Lacy Houstoun
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Conan Schleicher
Name: Conan Schleicher
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Alex Rogin
Name: Alex Rogin
Title: Vice President

BARCLAYS BANK PLC,
as a Lender

	By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

WILLIAMS-SONOMA, INC.

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

UNION BANK, N.A.,
as a Lender

By:	/s/ Justin Brauer
Name: Justin Brauer
Title: Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Gary S. Losey
Name: Gary S. Losey
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Christopher Usas
Name: Christopher Usas
Title: Director

WILLIAMS-SONOMA, INC.

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT